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                                ACCEPTANCE LETTER

                                TO TENDER OPTIONS

                                 IN EXCHANGE FOR

                              NEW OPTIONS UNDER THE

                ACI HOLDING, INC. 1994 STOCK OPTION PLAN AND THE

                       TRANSACTION SYSTEMS ARCHITECTS, INC.

                1996 STOCK OPTION PLAN AND 1999 STOCK OPTION PLAN

                                 PURSUANT TO THE

                      OFFER TO EXCHANGE DATED AUGUST 1, 2001

              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                    OMAHA, NEBRASKA TIME, ON AUGUST 28, 2001,
                          UNLESS TSA EXTENDS THE OFFER

To:      Transaction Systems Architects, Inc.
         224 South 108th Avenue
         Omaha, Nebraska  68154
         Attn:  Mary Ramsdell

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated August 1, 2001 and this Acceptance Letter, I hereby tender the following options to purchase shares of Class A common stock, par value
$.0005 (the "common stock"), of Transaction Systems Architects, Inc. ("TSA") outstanding under the ACI Holding, Inc. 1994 Stock Option Plan and the Transaction Systems Architects, Inc. 1996 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Option Plans") (to validly tender such options you must complete the following table according to Instructions 3 and 4 attached to this Acceptance Letter):

---------------- -------------------- ---------------------------- ------------------- --------------------------------
                                      Number of Shares of Common                         Title of Option Plan (i.e.
                    Grant Date of        Stock Subject to the      Exercise Price of    1994 Option Plan, 1996 Option
 Option Number      Option to Be         Option to Be Tendered        Option to Be       Plan, or 1999 Option Plan)
                      Tendered                  (1)(2)                  Tendered
---------------- -------------------- ---------------------------- ------------------- --------------------------------

---------------- -------------------- ---------------------------- ------------------- --------------------------------

---------------- -------------------- ---------------------------- ------------------- --------------------------------

---------------- -------------------- ---------------------------- ------------------- --------------------------------

---------------- -------------------- ---------------------------- ------------------- --------------------------------

(1) List each option that you wish to tender, along with each subsequently issued option with an exercise price that is lower than the exercise price of the option you wish to tender that


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         you received within the six months immediately prior to August 29,
         2001, which is the date TSA expects to cancel the options accepted for exchange. Please note that for each option you tender, all such subsequently issued options will automatically be deemed to have been tendered by you. If you have not received any options within the last six months, the automatic tender of options is not applicable to you and you are not required to tender any options pursuant to this paragraph. See Instruction 4.

(2) List each option on a separate line even if more than one option was issued on the same grant date.

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Acceptance Letter proper evidence of the authority of such person to act in such capacity. See Instructions 1 and 5.

Signature:                                                  Date:
           -----------------------------------------              -------------------------------------

Name:                                                       Address:
       ---------------------------------------------                 ----------------------------------

Capacity:
          ------------------------------------------        -------------------------------------------

Tax ID/SSN:                                                 Telephone No.:
             ---------------------------------------                       -----------------------------
Country of Residence:
                       ------------------------------

         Upon the terms and subject to the conditions set forth in the Offer to Exchange and in this Acceptance Letter, I hereby tender to TSA the options to purchase shares of common stock specified in the table on page 1 of this Acceptance Letter in exchange for new options to purchase the same number of shares of common stock as are subject to the options I am tendering that TSA accepts for exchange. Subject to, and effective upon, TSA's acceptance for exchange of the options I am tendering in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, TSA all right, title and interest in and to the options I am tendering.

         I hereby represent and warrant that I have full power and authority to tender the options I am tendering and that, when and to the extent the options I tender are accepted for exchange by TSA, the options I am tendering will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the options I am tendering will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by TSA to be necessary or desirable to complete the exchange of the options I am tendering pursuant to the offer.


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         The name of the registered holder of the options I am tendering appears above exactly as it appears on the option agreement or agreements representing the options I am tendering. In the appropriate boxes of the table on page 1 of this Acceptance Letter, I have listed for each option I am tendering the option number of the option I am tendering, the grant date of the option I am tendering, the total number of shares of common stock subject to the option I am tendering, the exercise price of the option I am tendering, and the name of the Option Plan under which the option I am tendering was granted.

         I understand and acknowledge that:

(A) I may tender all, some or none of the options I currently hold pursuant to the offer, and if I choose to tender an option, I must tender, and will automatically be deemed to have tendered, to the extent it is outstanding, the whole option (no partial tender of options currently subject to a grant) and any subsequently issued option with an exercise price that is lower than the exercise price for the option I am tendering that I received within the six months immediately prior to August 29, 2001, which is the date TSA expects to cancel the options accepted for exchange. If I have not received any options within the last six months, I am not required to tender, and will not automatically be deemed to have tendered, any options.

(B) TSA will not issue any new options exercisable for fractional shares. Instead, TSA will round down to the nearest whole number.

(C) All options properly tendered prior to 11:59 p.m., Omaha, Nebraska time, on August 28, 2001, unless TSA has extended the period of time the offer will remain open, and not properly withdrawn will be exchanged for new options, upon the terms and subject to the conditions of the offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

(D) Upon TSA's acceptance of the options I am tendering for exchange, the options will be cancelled, and the option agreement or agreements to which the options I am tendering are subject will be deemed terminated. All new options will be subject to the terms and conditions of the Option Plan under which they are granted and the terms of a new option agreement between TSA and me, a copy of which I will receive after the new options are granted.

(E) The new options will not be granted until on or about the first business day that is at least six months and one day after the date TSA accepts for exchange and cancels the options I am tendering and will have (a) an exercise price equal to the fair market value of the common stock on that grant date, (b) an 18 month, monthly vesting schedule that begins on that grant date, except that if executive officers tender options under the 1994 Option Plan, their new options will vest 25% annually on each anniversary of that grant date, and (c) an expiration date of ten years from that grant date, except that certain new options granted to residents of the United Kingdom may have an expiration date of seven years from that grant date. Because the new options will not be granted until on or about the first business day that is at least six months and one day after the date TSA accepts for exchange and cancels the options I am tendering, it is possible that the new options may


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         have an exercise price than some or all of the options I am tendering.
         TSA has recommended that I obtain current market quotations for its common stock before I decide whether to tender my options.

(F) I must be an eligible employee or eligible director of TSA or one of its subsidiaries from August 1, 2001 continuously through the date the new options are granted in order to receive the new options, and, if for any reason I do not remain an eligible employee or eligible director continuously through the date the new options are granted, I will not receive any new options or any other consideration for the options I am tendering. The definitions of eligible employee and eligible director are described in Section 1 of the Offer to Exchange.

(G) By tendering options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Acceptance Letter, I accept the terms and conditions of the offer. TSA's acceptance for exchange of the options I am tendering will constitute a binding agreement between TSA and me upon the terms and subject to the conditions of the offer.

(H) Under certain circumstances set forth in the Offer to Exchange, TSA may terminate or amend the offer and postpone its acceptance and cancellation of any options tendered for exchange, and in any such event, the options I am tendering but not accepted for exchange will remain outstanding and retain their current exercise price and vesting schedule.

(I) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange and canceled in accordance with the "six month look-back" described in clause (A) above, shall remain outstanding and retain their current exercise price and vesting schedule.

(J) TSA has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer.

(K) I have read, understand and agree to all of the terms and conditions of the offer.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the offer, this tender is irrevocable.

                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

         1. Method of Delivery of Acceptance Letter. This Acceptance Letter, properly completed and duly executed, and any other documents required by this Acceptance Letter, must

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be received by TSA at its address set forth on the front cover of this
Acceptance Letter on or before August 28, 2001. TSA will not accept any alternative or contingent tenders. By execution of this Acceptance Letter, you waive any right to receive any notice of the acceptance of the options you tender, except as provided in the Offer to Exchange.

DELIVERY OF ALL DOCUMENTS, INCLUDING THIS ACCEPTANCE LETTER, TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS ACCEPTANCE LETTER WILL NOT CONSTITUTE A VALID DELIVERY. TSA WILL NOT ACCEPT DELIVERY BY FACSIMILE, E-MAIL, OR ANY FORM OF INTEROFFICE MAIL.

THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY TSA. TSA RECOMMENDS THAT YOU USE A COURIER SERVICE OR REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. Withdrawal of Tendered Options. Options tendered pursuant to the offer may be withdrawn at any time prior to August 28, 2001, the expiration date of the offer. If the offer is extended by TSA beyond that time, you may withdraw the options you tendered at any time until the extended expiration of the offer. In addition, unless TSA accepts the options you tendered before 11:59 p.m., Omaha, Nebraska time, on September 26, 2001, you may withdraw the options you tendered at any time after 11:59 p.m., Omaha, Nebraska time, on September 26, 2001. You must withdraw all the options you tendered pursuant to the offer; you may not withdraw only a portion of the options you tendered. To withdraw the options you tendered pursuant to the offer, you must deliver to TSA and TSA must receive while you still have the right to withdraw the options you tendered, a signed withdrawal letter with the required information. Withdrawals may not be rescinded and any options that are tendered and subsequently withdrawn will thereafter be deemed not properly tendered for purposes of the offer unless such withdrawn options are properly re-tendered prior to August 28, 2001 by following the procedures described in Section 1 above.

         3. Inadequate Space. If the space provided in the table on page 1 of this Acceptance Letter is inadequate, the information requested should be provided on a separate schedule attached to this Acceptance Letter.

         4. Tenders. If you intend to tender options pursuant the offer, you must complete the table on page 1 of this Acceptance Letter by providing the option number of each tendered option, the grant date of each tendered option, the number of shares of common stock subject to each tendered option, the grant date of each tendered option, the exercise price of each tendered option, and the name of the Option Plan. You may tender some, all or none of your outstanding options for exchange. However, if you tender an option, you must tender the full option to the extent it has not been exercised and all subsequent options with a lower exercise price that you received during the six months immediately prior to August 29, 2001, the date TSA expects to cancel the options accepted for exchange. Please note that for each option you tender, all such subsequent options will automatically be deemed to have been tendered by you; provided, however, if you have not received any options within the last six months, you are

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not required to tender, and you will not be deemed to have automatically tendered, any options. See Section 5 of the Offer to Exchange for a more detailed explanation of these requirements.

         5. Signatures on this Acceptance Letter. If this Acceptance Letter is signed by the holder of the tendered options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the tendered options are subject without alteration, enlargement or any change whatsoever. If this Acceptance Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to TSA of the authority of such person so to act must be submitted with this Acceptance Letter.

         6. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Acceptance Letter, should be directed to Eric Nipp at the address given on page 1 of this Acceptance Letter, at (402) 778-1911, or at nippe@tsainc.com. TSA will promptly furnish copies at its expense.

         7. Irregularities. All questions as to the number of shares of common stock subject to tendered options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered options will be determined by TSA in its discretion, which determinations shall be final and binding on all parties. TSA reserves the right to reject any or all tendered options TSA determines not to be in proper form or the acceptance of which may, in the opinion of TSA's counsel, be unlawful. TSA also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular tendered options, and TSA's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived to TSA's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as TSA shall determine. Neither TSA nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         8. Important Tax Information. You should carefully review Sections 8 and 13 of the Offer to Exchange, which contains important tax information.

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